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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 10, 2004

                              THE HERTZ CORPORATION
             (Exact name of registrant as specified in its charter)

   Delaware                          1-7541                      13-1938568
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(State or other                   (Commission                   (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

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              225 Brae Boulevard, Park Ridge, New Jersey 07656-0713

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               (Address of principal executive offices) (Zip Code)

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Registrant's telephone number, including area code: (201) 307-2000



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         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR
    240.14a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240. 14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 1 3e-4(c) under the
    Exchange Act (17 CFR 240.1 3e-4(c))
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Section 1- Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

      On September 10, 2004, the Company and Ford Motor Company ("Ford"), its indirect parent, signed an amended Joint Advertising Agreement and an amended Vehicle Supply Agreement, effective September 1, 2004 for a period of three years covering the 2005 through 2007 vehicle model years. They amend existing agreements that expire August 31, 2007.

      The terms of the amended Joint Advertising Agreement include Ford's agreement to pay to the Company one-half of the Company's advertising costs each year subject to a minimum purchase obligation by the Company and the number of Ford Vehicles acquired, and provide that it shall only apply to advertising in the United States. To be eligible for cost reimbursement under the Joint Advertising Agreement, the advertising must meet certain conditions, including the condition that it only indicates that the Company features Ford Vehicles in a manner and with a prominence that is reasonably satisfactory to Ford. It further provides that if the number of Ford Vehicles acquired by the Company in any model year is less than has been agreed, Ford will not be obligated to pay the Company any amount for its advertising costs for that year, except to the extent that the Company's failure to meet such threshold is attributable to
(a) Ford's failure to supply a sufficient quantity of vehicles for the Company to meet such threshold or (b) the fact that the terms and conditions of Ford's vehicle fleet programs offered to the Company were not competitive with the terms and conditions for the supply of vehicles offered by other automobile manufacturers to the Company. In no event, however, will Ford be required to pay any amount for the Company's advertising costs for any year if the number of Ford Vehicles acquired in the corresponding model year is less than a specified minimum.

      The Company anticipates that the advertising contributions payable by Ford during the 2005 vehicle model year under the amended Joint Advertising Agreement will be less than the advertising contributions the Company received from Ford for the 2004 model year. The Company does not expect that the reductions in Ford's advertising contributions will have a material adverse effect on the Company's results of operations.

      Under the terms of the amended Vehicle Supply Agreement, it shall only apply to the Company's fleet requirements in the United States and to "Ford," "Lincoln" or "Mercury" brand vehicles (herein referred to as "Ford Vehicles"). (The original Vehicle Supply Agreement was global in scope.) Under the amended Vehicle Supply Agreement, Ford has agreed to supply to the Company and the Company has agreed to purchase from Ford, during each of the 2005, 2006 and 2007 vehicle model years, a specific number of Ford Vehicles, rather than the lesser of a specific number of vehicles or the percentage of the Company's fleet requirements, as was the case under the original Vehicle Supply Agreement. As a result of these changes, on a per model year basis, the Company may purchase fewer vehicles manufactured by Ford than it has under the original Vehicle Supply Agreement.

      Under the terms of the amended agreements, the Company will be able to enter into vehicle advertising and supply agreements with other automobile manufacturers in the United States and in other countries, and the Company intends to explore those opportunities. However, there can be no assurance that the Company will be able to obtain advertising contributions from other vehicle manufacturers that will mitigate the reduction in Ford's advertising contributions.



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                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        THE HERTZ CORPORATION
                                             (Registrant)



                                        By:  /s/Richard J. Foti
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                                             Richard J. Foti
                                             Staff Vice President and Controller
                                             (Principal Accounting Officer)



Date: September 15, 2004




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